Exhibit 21.1
The Kraft Heinz Company
List of Subsidiaries

Subsidiary	State or Country
Alimentos Heinz de Costa Rica S.A.	Costa Rica
Alimentos Heinz, C.A.	Venezuela
Asian Home Gourmet Pte. Ltd	Singapore
Asian Restaurants Limited	United Kingdom
Battery Properties, Inc.	Delaware
Boca Foods Company	Delaware
Cairo Food Industries, S.A.E.	Egypt
Capri Sun, Inc.	Delaware
Carlton Bridge Limited	United Kingdom
Cerebos Australia Ltd.	Australia
Cerebos Gregg’s Ltd.	New Zealand
Cerebos Skellerop Ltd.	New Zealand
Churny Company, Inc.	Delaware
Claussen Pickle Co.	Delaware
Comercializadora Heinz de Panama SCA	Panama
Country Ford Development Limited	China
Delimex de Mexico S.A. de C.V.	Mexico
Delta Incorporated Limited	British Virgin Islands
Devour Foods LLC	Delaware
Distribuidora Heinz Caracas, C.A.	Venezuela
Distribuidora Heinz Maracaibo, C.A.	Venezuela
evolv group llc	Delaware
evolv ventures llc	Delaware
Fall Ridge Partners LLP	United Kingdom
Foodstar (China) Investments Company Limited	China
Foodstar (Shanghai) Foods Co. Ltd.	China
Foodstar Holdings Pte Ltd.	Singapore
Fruitlove LLC	Delaware
Fundacion Heinz	Venezuela
Garland BBQ Company	Delaware
Gevalia Kaffe LLC	Delaware
Golden Circle Limited	Australia
H. J. Heinz Belgium S.A.	Belgium
H. J. Heinz Company Brands LLC	Delaware
H. J. Heinz Global Holding B.V.	Netherlands
H. J. Heinz Nigeria Limited	Nigeria
H.J HEINZ GLOBAL HOLDING LLC	Delaware
H.J. Heinz Asset Leasing Limited	United Kingdom
H.J. Heinz B.V.	Netherlands
H.J. Heinz Company (New Zealand) Limited	New Zealand
H.J. Heinz Company Australia Limited	Australia
H.J. Heinz Company (Ireland)	Ireland

H.J. Heinz Company Limited	United Kingdom
H.J. Heinz European Holding B.V.	Netherlands
H.J. Heinz Finance UK PLC	United Kingdom
H.J. Heinz Foods Spain S.L.U.	Spain
H.J. Heinz Foods UK Limited	United Kingdom
H.J. Heinz France SAS	France
H.J. Heinz Frozen & Chilled Foods Limited	United Kingdom
H.J. Heinz Global Holding B.V.	Netherlands
H.J. Heinz GmbH	Germany
H.J. Heinz Group B.V.	Netherlands
H.J. Heinz Holding B.V.	Netherlands
H.J. Heinz Investments Coöperatief U.A.	Netherlands
H.J. Heinz Ireland Holdings	Ireland
H.J. Heinz Manufacturing Belgium BVBA	Belgium
H.J. Heinz Manufacturing Ireland Limited	Ireland
H.J. Heinz Manufacturing Spain S.L.U.	Spain
H.J. Heinz Manufacturing UK Limited	United Kingdom
H.J. Heinz Nederland B.V.	Netherlands
H.J. Heinz Netherlands Holdings C.V.	Netherlands
H.J. Heinz Polska Sp. z o.o.	Poland
H.J. Heinz Supply Chain Europe B.V.	Netherlands
H.J. Heinz US Brands LLC	Delaware
Heinz (China) Investment Company Limited	China
Heinz (China) Sauces & Condiments Co. Ltd.	China
Heinz Africa and Middle East FZE	United Arab Emirates
Heinz Africa FZE	United Arab Emirates
Heinz ASEAN Pte. Ltd.	Singapore
Heinz Brasil, S.A.	Brazil
Heinz Colombia SAS	Colombia
Heinz Credit LLC	Delaware
Heinz Egypt LLC	Egypt
Heinz Egypt Trading LLC	Egypt
Heinz Europe Unlimited	United Kingdom
Heinz Finance (Luxembourg) S.à r.l	Luxembourg
Heinz Foreign Investment Company	Idaho
Heinz Frozen & Chilled Foods B.V.	Netherlands
Heinz Gida Anonim Sirketi	Turkey
Heinz Hong Kong Limited	China
Heinz India Private Ltd.	India
Heinz Investments (Cyprus) Limited	Cyprus
Heinz Israel Limited	Israel
Heinz Italia S.p.A.	Italy
Heinz Japan Ltd.	Japan
Heinz Korea Ltd.	South Korea
Heinz Mexico, S.A. de C.V.	Mexico
Heinz Nutrition Foundation India	India

Heinz Pakistan (Pvt.) Limited	Pakistan
Heinz Panama, S.A.	Panama
Heinz Produzioni Alimentari SRL	Italy
Heinz Purchasing Company	Delaware
Heinz Qingdao Food Co., Ltd.	China
Heinz Sales & Marketing (MALAYSIA) SDN. BHD.	Malaysia
Heinz Shanghai Enterprise Services Co, Ltd.	China
Heinz Single Service Limited	United Kingdom
Heinz South Africa (Pty.) Ltd.	South Africa
Heinz Thailand Limited	Delaware
Heinz Transatlantic Holding LLC	Delaware
Heinz UFE Ltd.	China
Heinz Vietnam Company Limited	Vietnam
Heinz Wattie's Limited	New Zealand
Heinz Wattie's Pty Ltd	Australia
Heinz Wattie’s Japan YK	Japan
Heinz-Noble, Inc.	Arizona
Helco Services Limited	United Kingdom
Highview Atlantic Finance (Barbados) SRL	Barbados
HJH Development Corporation	Delaware
HJH Overseas L.L.C.	Delaware
Horizon FZCO	United Arab Emirates
Horizon UAE FZCO	United Arab Emirates
HP Foods Holdings Limited	United Kingdom
HP Foods International Limited	United Kingdom
HP Foods Limited	United Kingdom
Hugo Canning Company Pty Limited	Papua New Guinea
HZ.I.L. Ltd.	Israel
Industria Procesadora de Alimentos de Barcelona C.A.	Venezuela
International Gourmet Specialties LLC	Delaware
International Spirits Recipes, LLC	Delaware
Istituto Scotti Bassani per la Ricerca e l'Informazione Scientifica e Nutrizionale	Italy
Jacobs Road Limited	Cayman Islands
Kaiping Guanghe Fermented Bean Curd Co. Ltd.	China
Kaiping Jiashili Dried Fruit and Nuts Co. Ltd.	China
Kaiping Weishida Seasonings Co. Ltd.	China
KFG Management Services LLC	Delaware
KH Gustav LLC	Delaware
KHFC Luxembourg Holdings S.à r.l	Luxembourg
Koninklijke De Ruijter B.V.	Netherlands
Kraft Foods Group Brands LLC	Delaware
Kraft Foods Group Exports LLC	Delaware
Kraft Foods Group Netherlands Holding B.V.	Netherlands
Kraft Foods Group Puerto Rico LLC	Puerto Rico
Kraft Heinz (Barbados) SRL	Barbados
Kraft Heinz (Ireland) Ltd	Ireland

Kraft Heinz Amsterdam B.V.	Netherlands
Kraft Heinz Argentina S.R.L.	Argentina
Kraft Heinz Australia Pty Limited	Australia
Kraft Heinz Brasil Participações LTDA	Brazil
Kraft Heinz Canada ULC	Canada
KRAFT HEINZ CHILE LIMITADA	Chile
Kraft Heinz Foods Company	Pennsylvania
Kraft Heinz Foods Company L.P.	Canada
Kraft Heinz Foods Luxembourg Holdings S.à r.l	Luxembourg
Kraft Heinz Gustav C.V.	Netherlands
Kraft Heinz Global Finance B.V.	Netherlands
Kraft Heinz Holding LLC	Delaware
Kraft Heinz Holding C.V.	Netherlands
Kraft Heinz India Private Limited	India
Kraft Heinz Ingredients Corp.	Delaware
Kraft Heinz Intermediate Corporation I	Delaware
Kraft Heinz Intermediate Corporation II	Delaware
Kraft Heinz International B.V.	Netherlands
Kraft Heinz Investment Company LLC	Delaware
Kraft Heinz NoMa B.V.	Netherlands
Kraft Heinz Sewickley C.V.	Netherlands
Kraft Heinz UK Limited	United Kingdom
Kraft Heinz Yangjiang Foods Co., Ltd.	China
Kraft New Services LLC	Delaware
La Bonne Cuisine Limited	New Zealand
Langtech Citrus Pty. Limited	Australia
Lea & Perrins Limited	United Kingdom
Lea & Perrins LLC	Delaware
LLC Heinz-Georgievsk	Russia
LLC Ivanovsky Kombinat Detskogo Pitaniya	Russia
Master Chef Limited	New Zealand
Mealtime Stories, LLC	Delaware
MILKSUN, spol. s.r.o.	Slovakia
Nanjing Jilun Seasoning Products Pte. Ltd.	China
Nature's Delicious Foods Group LLC	Delaware
Noble Insurance Company Limited	Ireland
O.R.A. LLC	California
P.T. Heinz ABC Indonesia	Indonesia
Petroproduct-Otradnoye Ltd.	Russia
Phenix Management Corporation	Delaware
Pollio Italian Cheese Company	Delaware
PPK Ltd.	Russia
Pro-Share Limited	United Kingdom
Pudliszki Sp. z o.o.	Poland
Renee's Gourmet Foods Inc.	Canada
RINC Ltd.	Israel

Salpak Pty Ltd.	Australia
Seven Seas Foods, Inc.	Delaware
Sewickley LLC	Delaware
The Bold Butcher LLC	Delaware
The Kraft Heinz Company Foundation	Illinois
The Yuban Coffee Company	Delaware
Thompson & Hills Limited	New Zealand
TNCOR Ltd.	Israel
Top Taste Company Limited	New Zealand
Tsai Weng Ping Incorporated Limited	British Virgin Islands
Weishida (Nanjing) Foods Co. Ltd.	China
Wellio, Inc.	Delaware
Wexford LLC	Delaware
WW Foods, LLC	Delaware